                                            CONTACT:
                                            Investor Relations
                                            Amy Carpi, (203) 656-7651
                                            ir@jetblue.com

                                            Corporate Communications
                                            (718) 709-3089
                                            corporatecommunications@jetblue.com

                      JETBLUE ANNOUNCES FOURTH QUARTER AND
                             FULL YEAR 2005 RESULTS

NEW YORK, NY (FEBRUARY 1, 2006) -- JetBlue Airways Corporation (NASDAQ: JBLU)
today reported its results for the fourth quarter and full year 2005:

o   Net loss for the quarter was $42.4 million, representing a loss per share of
    $0.25. These results include $13.0 million in unusual charges consisting of
    $6.9 million in non-cash stock-based compensation expense related to the accelerated vesting of certain employee stock options and a $6.1 million charge for development costs related to a maintenance and inventory tracking system that will not be implemented. Excluding these two unusual items, the reported net loss would have been $32.0 million, or a loss per diluted share of $0.19 in the fourth quarter. This compares with fourth quarter 2004 net income of $1.5 million, or $0.01 per diluted share. For the full year 2005, net loss totaled $20.3 million, or a $0.13 loss per share. Excluding these two unusual items, the reported net loss would have been $9.8 million, or a loss per diluted share of $0.06 for the full year ended December 31, 2005, compared with net income of $46.2 million, or $0.28 per diluted share, for the full year 2004.

                                      -2-

o   Operating loss for the quarter was $31.5 million, resulting in a negative
    7.1% operating margin. Excluding the impact of the unusual items, the reported operating margin would have been negative 4.1%. This compares to operating income of $10.8 million and a 3.2% operating margin in the fourth quarter of 2004. For the full year 2005, operating income was $47.6 million, resulting in an operating margin of 2.8%. Excluding the impact of the unusual items, operating margin for the full year 2005 would have been 3.6%.
    This compares with operating income of $110.9 million and an 8.8% operating margin for the full year 2004.

o   Operating revenues for the quarter totaled $446.0 million, representing growth of 34.0% over operating revenues of $332.8 million in the fourth quarter of 2004. For the full year, operating revenues totaled $1.70 billion, representing growth of 34.5% over operating revenues of $1.26 billion for the full year 2004.

 "We are very disappointed in our performance this quarter as we continued to feel the effects of record-high fuel prices and a tough revenue environment, compounded by the impact of Hurricane Wilma and the residual effects of
Hurricanes Katrina and Rita," said David Neeleman, JetBlue's Chairman and CEO.
"Although we saw a 7.4% increase in revenue per available seat mile (RASM) in the face of 25% capacity growth, it was not nearly enough to offset the impact of high fuel costs."

During the fourth quarter of 2005, JetBlue achieved a completion factor of 98.9%
of scheduled flights, compared to 99.9% in 2004. On-time performance, defined by the US Department of Transportation as arrivals within 14 minutes of schedule, was 70.9% in the fourth quarter of 2005 compared to 80.1% for the same period in
2004. For the full year 2005, JetBlue achieved a completion factor of 99.4%, identical to the full year 2004. On-time performance for the full year 2005 was
71.6%, compared to 81.6% for the full year 2004. The Company attained a load factor in the fourth quarter of 2005 of

                                      -3-

81.1%, a decrease of 1.8 points on a capacity increase of 24.7% over the fourth quarter of 2004. Load factor for the full year 2005 was 85.2%, an increase of
2.0 points on a capacity increase of 25.3%.

Dave Barger, President and COO, commented, "Our crewmembers performed admirably throughout the difficult environment of 2005. Together, we successfully met the challenges of opening four new cities, connecting many others destinations across our system, adding sixteen new A320s, integrating the E190 aircraft into our fleet as well as commencing construction of our new terminal at JFK and completing construction of two new hangars in addition to our new training facility in Orlando. Looking ahead, we remain focused on improving the company's financial and operating performance."

For the fourth quarter 2005, operating revenues increased by 34.0% over 2004 to
$446.0 million. Revenue passenger miles increased 22.0% from the fourth quarter of 2004 to 5.2 billion. Yield per passenger mile was 8.16 cents, up 8.1%
compared to 2004. Operating revenue per available seat mile (RASM) increased
7.4% year-over-year to 7.02 cents. Available seat miles grew 24.7% to 6.4 billion. Operating expenses for the fourth quarter were $477.5 million, up 48.3%
from the fourth quarter of 2004. Operating expense per ASM (CASM) for the fourth quarter 2005 increased 18.9% year-over-year to 7.51 cents. This figure includes the impact of the two unusual items discussed above. During the quarter, realized fuel price was $1.87 per gallon, a 50.3% increase over fourth quarter
2004 realized fuel price of $1.24. Excluding fuel, CASM increased 7.9% year over year. As a result of its fuel hedging program, JetBlue realized an $11.8 million benefit in the fuel expense line in the fourth quarter and a $43.1 million benefit for the full year 2005. JetBlue ended the year with $483.8 million in cash and investment securities.

Looking ahead, for the first quarter of 2006, JetBlue expects to report a negative operating margin between 3% and 5% assuming an all in aircraft fuel cost per gallon of $1.92. For the first quarter,

                                      -4-

CASM is expected to increase between 17% and 19% over the year-ago period, at the assumed $1.92 aircraft fuel cost per gallon. Excluding fuel, CASM in the first quarter is expected to increase between 6% and 8% year over year. Capacity is expected to increase between 27% and 29% over the same period last year. For the full year 2006, JetBlue expects to report an operating margin between 2% and
4% based on an assumed aircraft fuel cost per gallon of $1.98, net of hedges.
CASM for the full year is expected to increase between 10% and 12% over full year 2005, at the assumed $1.98 aircraft fuel cost per gallon. Excluding fuel,
CASM in 2006 is expected to increase between 4% and 6% year over year. Capacity for the full year 2006 is expected to increase between 28% and 30% over 2005.
Based on these assumptions, the company expects to report a net loss for both the first quarter and the full year 2006.

JetBlue will conduct a conference call to discuss its quarterly earnings today,
February 1, at 10:00 a.m. Eastern Time. A live broadcast of the conference call will be available via the World Wide Web at http://investor.jetblue.com.

ABOUT JETBLUE
-------------
JetBlue Airways is a low-fare airline based in New York City that operates 370 flights daily to 34 destinations. JetBlue offers customers roomy leather seats with 36 channels of free DIRECTV(R) (c) programming, the most live television offered by any airline. On flights longer than two hours, the airline also features a selection of first-run movies and bonus features from FOX
InFlight(TM). Customers enjoy brand name snacks and beverages, including freshly brewed Dunkin' Donuts coffee and fine wines selected by JetBlue's "Low Fare
Sommelier," Joshua Wesson, founder of Best Cellars. With JetBlue, all seats are assigned, all travel is ticketless, all fares are one-way and an overnight stay is never required. For information or reservations call 1-800-JETBLUE
(1-800-538-2583) or visit www.jetblue.com.

(*) DIRECTV(R) service is not available on flights between JFK or Newark and
Puerto Rico or the Dominican Republic; however, FOX InFlight (tm) is offered complimentary on these routes. FOX InFlight is a trademark of Twentieth Century
Fox Film Corporation. JetBlue's in-flight entertainment is powered by LiveTV, a wholly owned subsidiary of JetBlue.
                                      # # #

This press release contains statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events.
Forward-looking statements involve risks, uncertainties and

                                      -5-

assumptions and are based on information currently available to us. Actual results may differ materially from those expressed in the forward looking statements due to many factors, including without limitation, our extremely competitive industry, our ability to implement our growth strategy including the integration of the EMBRAER 190 aircraft into our operations, our significant fixed obligations, our ability to maintain our culture, our reliance on high daily aircraft utilization, increases in maintenance costs, fuel prices, insurance costs and interest rates, our dependence on the New York market, our reliance on automated systems and technology, our reliance on sole suppliers, additional government regulation and future acts of terrorism or the threat of such acts or escalation of U.S. military involvement overseas. Information concerning these and other factors is contained in the Company's Securities and
Exchange Commission filings, including but not limited to, the Company's 2004
Annual Report on Form 10-K/A and Quarterly Reports on Form 10-Q and 10Q/A. We
undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

                           JETBLUE AIRWAYS CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                     THREE MONTHS ENDED                       TWELVE MONTHS ENDED
                                                        DECEMBER 31,                              DECEMBER 31,
                                                 ------------------------    PERCENT       -------------------------    PERCENT
                                                    2005          2004        CHANGE           2005         2004         CHANGE
                                                 ----------    ----------    --------      ------------  -----------    -------

OPERATING REVENUES
 Passenger                                       $ 420,958     $ 319,112       31.9        $ 1,620,611   $ 1,219,365       32.9
 Other                                              25,034        13,671       83.1             80,671        45,214       78.4
                                                 ----------    ----------                  -----------   -----------
   Total operating revenues                        445,992       332,783       34.0          1,701,282     1,264,579       34.5

OPERATING EXPENSES
 Salaries, wages and benefits (1)                  115,781        89,377       29.5            427,520       337,118       26.8
 Aircraft fuel                                     151,982        80,192       89.5            487,935       255,366       91.1
 Landing fees and other rents                       32,084        23,168       38.5            112,190        91,605       22.5
 Depreciation and amortization                      34,108        23,350       46.1            114,614        76,779       49.3
 Aircraft rent                                      20,082        17,668       13.7             74,236        70,216        5.7
 Sales and marketing                                19,749        16,775       17.7             81,493        63,198       28.9
 Maintenance materials and repairs                  17,519        12,495       40.2             64,450        44,901       43.5
 Other operating expenses (2)                       86,202        58,993       46.1            291,232       214,509       35.8
                                                 ----------    ----------                  ------------  ------------
   Total operating expenses                        477,507       322,018       48.3          1,653,670     1,153,692       43.3
                                                 ----------    ----------                  ------------  ------------

OPERATING INCOME (LOSS)                            (31,515)       10,765      392.7)            47,612       110,887      (57.1)
 Operating margin                                     (7.1)%         3.2%     (10.3)pts            2.8%          8.8%      (6.0)pts.

OTHER INCOME (EXPENSE)
 Interest expense                                  (32,126)      (16,966)      89.4           (106,512)      (53,478)      99.2
 Capitalized interest                                4,386         3,011       45.7             15,910         8,874       79.3
 Interest income and other                           4,108         2,483       65.5             19,169         8,483      126.0
                                                 ----------    ----------                  ------------  ------------
   Total other income (expense)                    (23,632)      (11,472)                      (71,433)      (36,121)
                                                 ----------    ----------                  ------------  ------------

INCOME (LOSS) BEFORE INCOME TAXES                  (55,147)         (707)                      (23,821)       74,766
 Income tax expense (benefit)                      (12,719)       (2,235)                       (3,559)       28,532
                                                 ----------    ----------                  ------------  ------------
NET INCOME (LOSS)                                $ (42,428)      $ 1,528                     $ (20,262)     $ 46,234
                                                 ==========    ==========                  ============  ============

EARNINGS (LOSS) PER COMMON SHARE:
 Basic                                             $ (0.25)       $ 0.01                       $ (0.13)       $ 0.30
                                                 ==========    ==========                  ============  ============
 Diluted                                           $ (0.25)       $ 0.01                       $ (0.13)       $ 0.28
                                                 ==========    ==========                  ============  ============

 Weighted average shares outstanding:
   Basic                                           167,532       155,953                       159,889       154,769
   Diluted                                         167,532       166,106                       159,889       166,214

(1) In the fourth quarter of 2005, we recorded $6.9 million in non-cash stock-based compensation expense related to the accelerated vesting of certain employee stock options.

(2) In the fourth quarter of 2005, we recorded a $6.1 million charge for development costs related to a maintenance and inventory tracking system that will not be implemented.

                                                     JETBLUE AIRWAYS CORPORATION

COMPARATIVE OPERATING STATISTICS

                                                            THREE MONTHS ENDED                    TWELVE MONTHS ENDED
                                                               DECEMBER 31,                            DECEMBER 31,
                                                         ----------------------     PERCENT    ------------------------   PERCENT
                                                           2005        2004          CHANGE       2005         2004        CHANGE
                                                         ----------  ----------    ---------   -----------  -----------   -------

Revenue passengers                                       3,850,507   3,178,517     21.1        14,729,066   11,782,625     25.0
Revenue passenger miles (000)                            5,157,019   4,226,616     22.0        20,200,057   15,730,302     28.4
Available seat miles (000)                               6,356,379   5,095,656     24.7        23,703,094   18,911,051     25.3
Load factor                                                   81.1%       82.9%    (1.8)pts.         85.2%        83.2%     2.0 pts.
Breakeven load factor (3)                                     91.0%       82.7%     8.3 pts.         86.1%        77.9%     8.2 pts.
Aircraft utilization (hours per day)                          13.1        13.2     (0.3)             13.4         13.4        -

Average fare                                               $109.33     $100.40      8.9           $110.03      $103.49      6.3
Yield per passenger mile (cents)                              8.16        7.55      8.1              8.02         7.75      3.5
Passenger revenue per available seat mile (cents)             6.62        6.26      5.8              6.84         6.45      6.0
Operating revenue per available seat mile (cents)             7.02        6.53      7.4              7.18         6.69      7.3
Operating expense per available seat mile (cents)             7.51        6.32     18.9              6.98         6.10     14.4
Operating expense per available seat mile,
  excluding fuel (cents)                                      5.12        4.75      7.9              4.92         4.75      3.5
Airline expense per available seat mile (cents) (3)           7.43        6.24     19.0              6.91         6.04     14.4

Departures                                                  30,886      24,649     25.3           112,009       90,532     23.7
Average stage length (miles)                                 1,324       1,325     (0.1)            1,358        1,339      1.4
Average number of operating aircraft during period            85.5        66.5     28.6              77.5         60.6     28.0
Average fuel cost per gallon                                $ 1.87      $ 1.24     50.3            $ 1.61       $ 1.06     52.0
Fuel gallons consumed (000)                                 81,355      64,526     26.1           303,035      241,087     25.7
Percent of sales through jetBlue.com during period            78.6%       74.7%     3.9 pts.         77.5%        75.4%     2.1 pts.
Full-time equivalent employees at period end (3)                                                    8,326        6,413     29.8

SELECTED CONSOLIDATED BALANCE SHEET DATA
 (in thousands)

                                                      DECEMBER 31,  DECEMBER 31,
                                                          2005          2004
                                                      ------------  ------------
 Cash, cash equivalents and investment securities     $  483,778    $  449,162
 Total assets                                          3,892,363     2,796,670
 Total debt                                            2,325,704     1,544,812
 Stockholders' equity                                    911,175       754,123

(3) Excludes operating expenses and employees of LiveTV, LLC, which are unrelated to our airline operations

                                                     JETBLUE AIRWAYS CORPORATION

NON-GAAP FINANCIAL MEASURES (4)

                                                                        THREE MONTHS ENDED                 TWELVE MONTHS ENDED
                                                                        DECEMBER 31, 2005                   DECEMBER 31, 2005
                                                                  ------------------------------      -----------------------------
                                                                        $          DILUTED EPS              $          DILUTED EPS
                                                                  ------------    --------------      -------------   -------------
                                                                  (thousands)                         (thousands)

NET LOSS EXCLUDING UNUSUAL ITEMS
 Net loss as reported                                               $ (42,428)          $ (0.25)        $ (20,262)       $ (0.13)
 Less: Unusual items, net of tax
       Acceleration of stock option vesting                             6,792              0.04              6,792           0.04
       Write-off of software development costs                          3,679              0.02              3,679           0.03
                                                                  ------------    --------------      -------------    ------------
 Net loss excluding unusual items                                   $ (31,957)          $ (0.19)          $(9,791)       $ (0.06)
                                                                  ============    ==============      =============    ============

                                                                        $              CASM                 $              CASM
                                                                  ------------    --------------      -------------    ------------
                                                                   (thousands)        (cents)          (thousands)        (cents)
OPERATING EXPENSES EXCLUDING UNUSUAL ITEMS
 Operating expenses as reported                                     $ 477,507              7.51        $ 1,653,670           6.98
 Less: Unusual items
       Acceleration of stock option vesting                            (6,943)            (0.11)            (6,943)         (0.03)
       Write-off of software development costs                         (6,099)            (0.09)            (6,099)         (0.03)
                                                                  ------------    --------------      -------------    ------------
                                                                      (13,042)            (0.20)           (13,042)         (0.06)
                                                                  ------------    --------------      -------------    ------------
 Operating expenses excluding unusual items                         $ 464,465              7.31        $ 1,640,628           6.92

 Operating margin excluding unusual items                                (4.1)%                                3.6%

                                                                       $               CASM                 $              CASM
                                                                  ------------    --------------      -------------    ------------
                                                                  (thousands)         (cents)          (thousands)        (cents)
FUEL NEUTRAL OPERATING EXPENSES EXCLUDING UNUSUAL ITEMS
 Operating expenses as reported                                     $ 477,507              7.51        $ 1,653,670           6.98
 Less: Unusual items                                                  (13,042)            (0.20)           (13,042)         (0.06)
       Reported aircraft fuel                                        (151,982)            (2.39)          (487,935)         (2.06)
 Add:  Aircraft fuel at prior period cost per gallon                  101,106              1.59            320,982           1.36
       Profit sharing impact of lower fuel expense                      4,058              0.06             21,470           0.09
                                                                  ------------    --------------      -------------    ------------
 Fuel neutral operating expenses excluding unusual items            $ 417,647              6.57        $ 1,495,145           6.31

 Fuel neutral operating margin excluding unusual items                    6.4%                                12.1%

(4) In management's view, it is useful for investors to consider separately the impact of certain unusual items on the fourth quarter and full year operating results, specifically our acceleration of stock option vesting and the write-off of software development costs, in order to facilitate investors' understanding of some of the key reasons for period-to-period fluctuations in our operating results and to distinguish between those reasons that relate to our ongoing operations and those that are unusual in nature.

    Management also believes that comparative analysis of period-to-period operating results can be enhanced by also excluding the significant volatility in the price of aircraft fuel, which is subject to many economic and political factors that are beyond our control. We believe that the presentation of fuel neutral CASM and operating margin non-GAAP financial measures is useful to management and investors because it is more indicative of our ability to manage costs and also assists in understanding the significant impact that fuel prices have had on our operations, along with the two unusual items noted above.

    Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP.

SOURCE:  JetBlue Airways Corporation